UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 26, 2005


                           TITANIUM METALS CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                            0-28538                  13-5630895
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission               (IRS Employer
of incorporation)                   File Number)             Identification No.)


1999 Broadway, Ste. 4300, Denver, Colorado                                 80202
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code               (303) 296-5600
                                                 -------------------------------


 -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

     The registrant hereby furnishes the information set forth in the speech with an accompanying visual presentation delivered by Registrant's Chairman, President and Chief Executive Officer to the 2005 Annual International Titanium Association ("ITA") meeting, copies of which are attached hereto as Exhibits
99.1 and 99.2 and incorporated herein by reference.

     The information, including the exhibit, the registrant furnishes in this report is not deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.



Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits.

          Item No.          Exhibit Index

          99.1      Speech  of  Registrant's   Chairman,   President  and  Chief
                    Executive Officer delivered September 26, 2005.

          99.2 Visual presentation of Registrant's Chairman, President and Chief Executive Officer delivered September 26, 2005.

                                                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     TITANIUM METALS CORPORATION
                                     (Registrant)

                                     /s/ Matthew O'Leary
                                     Matthew O'Leary
                                     Corporate Attorney and Assistant Secretary



Date: September 26, 2005

                                INDEX TO EXHIBITS

Exhibit No.                Description

99.1                Speech  of  Registrant's   Chairman,   President  and  Chief
                    Executive Officer delivered September 26, 2005.

99.2 Visual presentation of Registrant's Chairman, President and Chief Executive Officer delivered September 26, 2005.

                                                                   EXHIBIT 99.1
TITLE PAGE
Slide 1
     Good Morning. Today I am going to look at the relatively recent surge of investment in the titanium industry and talk about what that signals about the current expectations for the future of the industry. I'll also talk about what I believe we, as an industry, are doing and what we should do in light of these expectations of our investors.


DISCLAIMER

Slide 2
     As always, this presentation contains forward-looking statements and actual results may and often do differ from what we say. TIMET's SEC filings contain a discussion of risks and uncertainties that may affect actual results.


Stock Price Appreciation
Slide 3
     Beginning around the end of the third quarter of 2003, investors in the capital markets began placing what has become a rather extraordinarily large bet on the future of the titanium industry. Stock price appreciation for the individual companies, as shown on this chart, has ranged from a low of 239% to a high of 1,204% over the period of the end of the third quarter of 2003 through last week's stock prices.



Market capitalization increase

Slide 4
     As you can see from this chart, the market capitalization of the common equity of the six public titanium companies - TIMET, ATI, RTI, Toho, Sumitomo and VSMPO - has collectively increased by approximately 585% during the past 24 months to a combined market cap of over $6 billion. It should be noted that for ATI, I have arbitrarily allocated one-third of their total market cap toward their high performance metals segment. In essence, the capital markets have invested over $5.2 billion in our industry, through these six companies, just in the past 24 months and over $4 billion in the last 12 months.


Market Cap increase from 2000 through 9/11/01

Slide 5
     Another set of facts is to look at investor reaction to the upturn in 1999-2001 and the 1995-1997 upturn. If we look at the market capitalization of the public titanium companies during the run up of the previous up-cycle, from the time period of the end of 1999 through September 11, 2001, we can see that the investment in the titanium industry during that time was not nearly as significant as this recent investment has been. During this cycle, mill product sales for the industry rose from a cyclical low of 47,000 metric tons to a high of 54,000 MT. This 15% increase still left the industry below the previous peak demand of 1997.

     The combined market capitalization for TIMET, RTI, ATI and Toho was at its low point around the end of the second quarter of 2000 at just under $1.0 billion. By the end of the second quarter a year later, that number increased to $1.5 billion, or an increase of approximately 48%. Percentage wise, this is significantly less than the run-up 585% during the past 24 months. Today, the total market cap of the same four companies is $4.6 billion, which is more than triple the market cap at the peak of the last cycle. While less information is available on the 1995-1997 upturn, just looking at proportional growth in investment, the percentage surge in investment in the 1995-1997 period was not nearly as great as today's surge.

     Looking at the macro picture instead of at the individual investor point of view, the current trend tells us something I don't think we should ignore. Most investors in public titanium company stocks are sophisticated institutional investors or individuals familiar with our industry. They carefully pour over the same future business indicators that we all look at: Boeing and Airbus aircraft build projections, Airline Monitor and other third-party sources for aircraft build-rate, projections for growth in our end use markets, global GDP projections and many other indicators.

     Based on this analysis as we sit here today, and assuming that the stock market is relatively efficient, investors expect that the six public companies will generate free cash flow before non-maintenance capital expenditures over the next several years that when discounted to the present equals $6.1 billion. The discount rate presumably takes into account the expected future risk in the industry.

     To me, this indicates that the stock market is telling us what many of us believe; that this upturn will be longer and more pronounced than any in the past and that when the next downturn comes, it will be less severe. I say that with some trepidation. We always seem to say that the current cycle is different and we as an industry as well as investors in general, have often been wrong in our predictions. Many of these same investors gave us the dot.com boom and bust we all remember well. But, as I will address in a minute, I don't think it is healthy for the industry to plan, assuming a downturn is lurking around the corner. It will come, fair enough, but there is much we can do now to mitigate its impact.


Percentage increase in various industry indices
Slide 6
     But why do investors feel this cycle is different? Basically, because the demand in our traditional and emerging markets have never been stronger across the board.

     As you will hear repeatedly today and tomorrow, aerospace demand is moving to record levels of production with dramatically more titanium-intensive airplanes. Power generation, chemical processing and desalination markets are rebuilding from recent lows and are struggling to meet demand. Oil and gas markets have rarely been stronger, and as hydrocarbons get harder to find, titanium applications abound.

     Non-traditional markets like automotive have incentive to move to greater usage of titanium. As the worldwide population ages, niche markets like medical implants should show continuing strong growth. When you add to that the strength of the military markets in armor and aerospace, we see a confluence of events or indications that the industry has never before seen - all moving up and to the right all at the same time.

     Another way of looking at what investors think is to see the size of the bets they have made in our end use markets. During the same timeframe used before, the Dow Jones Chemicals Asia index is up over 2,000%, the Dow Jones Oil and Gas index is up over 800%, the Dow Jones Industrials Asia index is up 640% and the Dow Jones Aerospace and Defense index is up 163%.

Delivering on Market Expectations

Slide 7
     I think the industry as a whole has responded to the expectations of the stock market, but must continue to do so in order to fully meet expectations.

     First, we must continue to meet the demand of all of our markets. Some progress is being made. By late 2007, we will have increased sponge capacity by 20%. But more may be needed.

     Second, we must continue to chase the Holy Grail - that is, a method of producing sponge that is less expensive than the Kroll Process, which dates back to the 1950s. Some investment is being made here, but I think it needs to accelerate.

     Third, we must not snuff out or constrain irreparably the growth of our emerging markets by failing to support demand or by making the use of titanium prohibitively expensive.

     Fourth, in addition to investing in expansion projects, we must continue to reduce the cost of manufacturing our product. In the long run we must be able to deliver a less expensive product in order to expand the use of titanium and make us more profitable during down markets. Each company must look closely at its "wish list" of capital projects and get the right mix of expansion and cost reduction initiatives.


Estimated consumption through 2010
Slide 8
     Summing up, this last chart provides the expected consumption of mill products through 2010, as estimated by TIMET based on information from various sources and assumptions. The aircraft build rate estimated by The Airline Monitor in July 2005 was used to estimate the commercial aerospace titanium requirements. As we are all aware, the new Boeing 787 and Airbus A380 airplanes will utilize more titanium per plane (both buy weight and fly weight) than any previous plane, and the decline in demand for titanium by the commercial aerospace market is not currently expected until 2009. Military aerospace demand is based on numbers from the Teal Group. Industrial market demand is estimated to grow by 3% per year as the Far East and China continue to build power plants to support internal growth. Finally, emerging market demand is estimated to grow at double-digit rates fueled significantly by demand from the oil and gas markets.

     What this slide indicates is that consumption of titanium products is expected to continue to grow from the record in 2004 of 61,800 metric tons to a peak of 86,000 metric tons in 2010.

If this demand occurs as projected, then the titanium industry will for perhaps the first time, have an extended up-cycle during which it should have the financial resources to invest capital to improve the production process and/or develop low-cost sponge capabilities. The studies tell us that with lower cost titanium, the opportunities to increase the penetration of titanium into other markets should rise significantly, which should help to lessen the cyclicality of the industry.

     I am encouraged by the prospect of sustained healthy demand for at least the balance of this decade and believe the titanium industry is well positioned to take a large step towards being able to maintain profitability throughout the demand cycle.

End of speech

                                                                   EXHIBIT 99.2

TIMET Logo

Titanium Companies and the Capital Markets

J. Landis Martin

September 2005

Disclaimer
     This presentation contains forward-looking statements regarding the titanium industry generally. Actual results may differ materially from results anticipated in the forward-looking statements. These anticipated results and additional risk factors are described from time to time in TIMET's filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ending December 31, 2004 and its quarterly reports on form 10-Q.

Recent Investment in the Titanium Industry
Individual Stock Price Appreciation Percentage
[graph]

Recent Investment in the Titanium Industry
Total Market Capitalization for
Six (1) Public Titanium Companies
[graph]
(1) TIE, RTI, ATI, Toho & VSMPO. ATI's total market cap has been allocated as one-third to its HPM segment

Market Capitalization Changes During the 1999-2001 Up-cycle
Total Market Capitalization for
Four (1) Public Titanium Companies
[graph]
(1) TIE, RTI, ATI and Toho. ATI's total market cap has been allocated as one-third to its HPM segment.

Industry Indices Recent Appreciation
DJ Chemicals Asia
DJ Industrials Asia
DJ Oil and Gas
DJ Aerospace and Defense
[graph]

Delivering on Market Expectations
(i)   Increase capacity to meet market demand
(ii)  Expand market demand through production of lower cost sponge
(iii) Support demand in emerging markets
(iv)  Reduce manufacturing costs

World Mill Product Titanium Consumption by Major Industry
[graph]
Source: The Airline Monitor, The Teal Group and TIMET estimates